                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
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                 by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                            ETOYS INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)


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
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

                                     [LOGO]

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 12, 2000

                            ------------------------

To our Stockholders:

    The 2000 annual meeting of stockholders of eToys Inc. (the "Company") will be held at 9:00 a.m. Pacific Daylight Time on Tuesday, September 12, 2000, in the Arcadia B Room of The Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California 90401, for purposes of acting on the following matters:

    1. Election of five directors to serve until their respective successors are elected and qualified;


    2. Approval of the issuance of common shares upon conversion of the Company's Series D Convertible Preferred Shares, as dividends thereon and upon exercise of the related warrants, if the issuance thereof would have otherwise been limited by the rules of the Nasdaq Stock Market;


    3. Ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the year ending March 31, 2001; and

    4. Any other matters that properly come before the Annual Meeting and any adjournments or postponements thereof.

    The Board of Directors has fixed July 17, 2000 as the record date for determining stockholders entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.


    The Board of Directors recommends a vote "FOR" the election of the nominated directors, "FOR" approval of the issuance of common shares upon conversion of the Company's Series D Convertible Preferred Shares, as dividends thereon and upon exercise of the related warrants, if the issuance thereof would have otherwise been limited by the rules of the Nasdaq Stock Market, and "FOR" ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the year ending March 31, 2001.


    If you plan to attend the annual meeting, please note that space limitations make it necessary to limit attendance to our stockholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:30 a.m., and seating will begin at 8:45 a.m. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.

    ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON, BUT EVEN IF YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION. ALTERNATIVELY, YOU MAY VOTE VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON YOUR PROXY CARD. STOCKHOLDERS ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY VOTED.

                                          By Order of the Board of Directors


                                          Steven J. Schoch
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          FINANCIAL OFFICER
                                          AND SECRETARY


Santa Monica, California
August 7, 2000

                                   ETOYS INC.
                      3100 OCEAN PARK BOULEVARD, SUITE 300
                         SANTA MONICA, CALIFORNIA 90405

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON TUESDAY, SEPTEMBER 12, 2000

                            ------------------------

                                    GENERAL


    The enclosed proxy is solicited by mail by the Board of Directors of eToys Inc., a Delaware corporation (the "Company" or "eToys"), for use at the annual meeting of stockholders of the Company to be held at 9:00 a.m. Pacific Daylight Time on Tuesday, September 12, 2000, in the Arcadia B Room of The Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California 90401, and at any adjournment or postponement thereof.



    At the annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors, the approval of the issuance of common shares upon conversion of the Company's Series D Convertible Preferred Shares, as dividends thereon and upon exercise of the related warrants, if the issuance thereof would have otherwise been limited by the rules of the Nasdaq Stock Market, and the ratification of the appointment of the Company's independent auditors for the year ending March 31, 2001. In addition, the Company's management will report on the performance of the Company during the year ended March 31, 2000 and respond to questions from stockholders.



    This proxy statement and the accompanying proxy card are being mailed to the stockholders of the Company on or about August 7, 2000.


                    OUTSTANDING SECURITIES AND VOTING RIGHTS


    Only holders of record of the Company's common stock, par value $0.0001 per share, at the close of business on July 17, 2000 will be entitled to notice of, and to vote at, the annual meeting. On that date, the Company had 121,990,904 shares of common stock outstanding. Each share of common stock is entitled to one vote at the annual meeting.


    All stockholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Seating, however, is limited. If you plan to attend the annual meeting, please note that admission will be on a first-come, first-served basis. Registration will begin at 8:30 a.m., and seating will begin at 8:45 a.m. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.

    A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the annual meeting. Abstentions and "broker nonvotes" will be included in determining the presence of a quorum at the Annual Meeting for all purposes. "Broker nonvotes" occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares on a particular matter.


    The nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, shall be elected directors. Accordingly, in the election of the directors, an abstention or broker nonvote will have no effect on the outcome. Stockholders are not entitled to cumulate votes in connection with the election of directors.


    For each other item voted upon at the annual meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. Accordingly, abstentions and broker nonvotes will have the effect of negative votes with respect to these items.

                                  PROXY VOTING


    Shares for which proxy cards are properly executed and returned, or properly voted via the internet or telephonically, will be voted at the annual meeting in accordance with the directions noted thereon or, in the absence of directions, will be voted "FOR" the election of each of the Company's nominees to the Board of Directors, "FOR" the approval of the issuance of common shares upon conversion of the Company's Series D Convertible Preferred Shares, as dividends thereon and upon exercise of the related warrants, if the issuance thereof would have otherwise been limited by the rules of the Nasdaq Stock Market, and "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the year ending March 31, 2001. It is not expected that any matters other than those referred to in this proxy statement will be brought before the annual meeting. If, however, other matters are properly presented, the persons named as proxies or their substitutes will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their discretion with respect to such matters.


    The manner in which your shares may be voted by proxy depends on how your shares are held. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a stockholder on the records of our stock transfer agent, ChaseMellon Shareholder Services, L.L.C., a proxy card for voting those shares will be included with this proxy statement. You may vote those shares by completing, signing and returning the proxy card in the enclosed envelope. Alternatively, by following the instructions on your proxy card, you may vote those shares via the internet at http://www.eproxy.com/etys or telephonically by calling 1-800-840-1208.

    If you own shares through a bank or brokerage firm account, you may instead receive a voting instruction form with this proxy statement, which you may use to instruct how your shares should be voted. Just as with a proxy, you may vote those shares by completing, signing and returning the voting instruction form in the enclosed envelope. Many banks and brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form. If your bank or brokerage firm uses ADP Investor Communication Services, you may vote your shares via the Internet at www.proxyvote.com or by calling the toll-free number on your voting instruction form.

                  ATTENDANCE AND VOTING AT THE ANNUAL MEETING

    If you own shares of record, you may attend the annual meeting and vote in person, regardless of whether you have previously voted on a proxy card, via the Internet or telephonically. If you own shares through a bank or brokerage firm account, you may attend the annual meeting, but in order to vote your shares at the annual meeting, you must obtain a "legal proxy" from the bank or brokerage firm that holds your shares. You should contact your account representative to learn how to obtain a "legal proxy." We encourage you to vote your shares in advance of the annual meeting date by one of the methods described above, even if you plan on attending the annual meeting. You may change or revoke your proxy at the Annual Meeting as described below even if you have already voted.

                                   REVOCATION


    Any stockholder holding shares of record may revoke a previously granted proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy card bearing a later date or by attending the annual meeting and voting in person. Any stockholder holding shares through a bank or brokerage firm may revoke a previously granted proxy or change previously given voting instructions by contacting the bank or brokerage firm, or by obtaining a legal proxy from the bank or brokerage firm and voting at the annual meeting.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS


    In accordance with the Company's bylaws, the number of directors constituting the Board of Directors is fixed at seven. The Board of Directors has proposed that the following five nominees be elected at the annual meeting:
Peter C. M. Hart, Tony A. Hung, Edward C. Lenk, Michael Moritz and Daniel J. Nova. All of the nominees are currently members of the Board of Directors. Each nominee has consented to being named in this proxy statement and has agreed to serve as a member of the Company's Board of Directors if so elected.



    Under the Company's Amended and Restated Certificate of Incorporation (the "Charter"), the Board of Directors may stagger the terms of the Company's directors after completion of the first annual meeting of stockholders at which the number of stockholders of the Company exceeded 800 as of the record date for such meeting. Since the Company had more than 800 stockholders as of the record date for this annual meeting, upon completion of the meeting, the Board of Directors intends to divide the directors into three classes, designated
Class I, Class II and Class III and to assign Mr. Hart and one vacant position to Class I, Mr. Nova and Mr. Hung to Class II, and Mr. Lenk, Mr. Moritz and one vacant position to Class III. In accordance with the Company's Charter, (i) the terms of any Class I directors shall expire at the Company's annual meeting of stockholders in 2001 or any special meeting in lieu thereof and Class I directors shall be elected at such annual meeting for a full term of three years; (ii) the terms of any Class II directors shall expire at the Company's annual meeting in 2002 or any special meeting in lieu thereof and Class II directors shall be elected at such annual meeting for a full term of three years; (iii) the terms of any Class III directors shall expire at the Company's annual meeting of stockholders in 2003 or any special meeting in lieu thereof and Class III directors shall be elected at such annual meeting for a full term of three years; and (iv) at each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Accordingly, assuming each nominee is elected at the annual meeting and after giving affect to the foregoing, Mr. Hart will effectively have been elected for a one-year term, Mr. Nova and Mr. Hung will effectively have been elected for two-year terms, and Mr. Lenk and Mr. Moritz will effectively have been elected for three-year terms.



    Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies for the election of the nominees set forth above. Although the Board of Directors anticipates that the five nominees will be available to serve as Directors of the Company, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Company is currently in the process of considering, but has not yet decided upon, candidates for the two vacant positions on the Board of Directors, so there are two fewer nominees than the number of directors fixed by the Company's bylaws.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED BELOW.

                      NOMINEES FOR THE BOARD OF DIRECTORS

    Biographical information regarding each of the nominees for the Board of Directors is set forth below:

    Peter C.M. Hart, age 49, has served as a Director of eToys since
October 1997. Since January 1999, Mr. Hart has been a Managing Partner of Wildkin LLC, a distributor of toys. From 1983 to 1997, he held a variety of positions at Ross Stores, Inc., an apparel retailer, most recently as a Senior Vice President managing warehousing, distribution and MIS operations. Previously, Mr. Hart was a Business Systems Analyst at Joseph Magnin Department Store in San Francisco and at Rediffusion in Buckinghamshire, England. Mr. Hart is a member of the Audit Committee of the Board of Directors.

    Tony A. Hung, age 33, has served as a Director of eToys since
December 1997. He has been a General Partner of DynaFund Ventures, a venture capital partnership, since November 1999 and prior thereto a Vice President of DynaFund Ventures since 1997. Previously, Mr. Hung held a variety of positions at The Walt Disney Company, serving as Manager of Corporate Strategic Planning from 1996 to 1997, as Manager of Television and Telecommunications from 1995 to 1996, and as Senior Analyst in the Corporate Treasury department from 1992 to 1995. Mr. Hung serves on the boards of directors of a number of private companies. Mr. Hung holds a Bachelor of Arts from Harvard University and a Masters in Business Administration from The Anderson School at the University of California at Los Angeles. Mr. Hung is a member of the Audit Committee of the Board of Directors.

    Edward C. Lenk, age 38, founded eToys and has served as President, Chief Executive Officer and a Director of eToys since June 1997. In December 1998, he was appointed Chairman and Uncle of the Board. Prior to founding eToys, from May 1994 to July 1996, Mr. Lenk was employed as Vice President of Strategic Planning at The Walt Disney Company, where he was responsible for strategic planning and new business development of Worldwide Attractions and Resorts. From May 1991 to May 1994, he was a Director of Strategic Planning at The Walt Disney Company. Mr. Lenk received a Bachelor of Arts SUMMA CUM LAUDE from Bowdoin College and a Masters in Business Administration, with distinction, from Harvard Business School.

    Michael Moritz, age 45, has served as a Director of eToys since June 1998. He has been a general partner of Sequoia Capital, a venture capital firm, since 1986. Mr. Moritz serves as a director of Agile Software, Saba Software, Webvan, PlanetRx, Yahoo! Inc. and Flextronics International Ltd., as well as several private companies. Mr. Moritz received a Master of Arts degree from Oxford University and a Masters in Business Administration from the Wharton School at the University of Pennsylvania. Mr. Moritz is a member of the Compensation Committee of the Board of Directors.

    Daniel J. Nova, age 38, has served as a Director of eToys since June 1998. Mr. Nova has been a general partner at Highland Capital Partners, a venture capital firm, since August 1996, most recently in the capacity of Managing General Partner, a position he has held since August 1999. Previously, he was a general partner of CMG@VENTURES from January 1995 to August 1996 and a Senior Associate at Summit Partners from June 1991 to January 1995. Mr. Nova is a director of Lycos, Inc., an online portal, and several private companies.
Mr. Nova received a Bachelor of Science in Computer Science and Marketing with honors from Boston College and a Masters in Business Administration from Harvard Business School. Mr. Nova is a member of the Audit and Compensation Committees of the Board of Directors.

                           COMPENSATION OF DIRECTORS


    Directors of the Company do not receive cash compensation for their services as directors or members of committees of the Board of Directors, but are reimbursed for their reasonable expenses incurred in attending meetings of the Board of Directors. In addition, under the Company's 1999 Directors' Stock Option Plan, each person who becomes a nonemployee director of the Company will be granted a nonstatutory stock option to purchase 60,000 shares of common stock on the date on which the person first becomes a nonemployee director. In addition, on the date of each annual meeting of stockholders, including the 2000 annual meeting, each nonemployee director will automatically be granted an additional option to purchase 15,000 shares of common stock if, on such date, he or she has served on the Board of Directors for at least six months. A total of 600,000 shares of common stock have been reserved for issuance under the 1999 Directors' Stock Option Plan. All options granted under the 1999 Directors' Stock Option Plan shall have an exercise price equal to 100% of the fair market value of the common stock as of the date of grant and will be vested and exercisable in full immediately upon grant. Options granted under the 1999 Directors' Stock Option Plan are nontransferable.


    A nonemployee director who ceases to serve as a director for any reason other than death or disability has 90 days after the date he or she ceases to be a director to exercise options granted under the 1999 Directors' Stock Option Plan. To the extent that he or she does not exercise an option within such 90 day period, the option will terminate. If a director's service on the Board of Directors terminates as a result of his or her death or disability, the director or the director's estate will have the right to exercise an option for 12 months following such termination date. Options granted under the 1999 Directors' Stock Option Plan have a term of ten years.

    In the event that the Company is acquired by another company, the awards outstanding under the 1999 Directors' Stock Option Plan are expected to be assumed or equivalent awards substituted by the acquiror. If an acquiror did not agree to assume or substitute awards, all outstanding awards under the 1999 Directors' Stock Option Plan would terminate to the extent not previously exercised upon consummation of the acquisition. The Board of Directors may amend or terminate the 1999 Directors' Stock Option Plan at any time as long as such action does not adversely affect any outstanding option and stockholder approval for any amendments is obtained to the extent required by applicable law.

    As of the date hereof, no options to purchase shares of common stock have been issued under the 1999 Directors' Stock Option Plan. However, on September 12, 2000, each of Messrs. Hart, Hung, Moritz and Nova will be automatically granted options to purchase 15,000 shares of common stock.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    During fiscal 1999, there were eight meetings of the Board of Directors. All directors attended at least 75% of the meetings of the Board of Directors and the committees of which they were members.

    The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee. Each of the Audit, the Compensation and the Nominating Committees is responsible to the full Board of Directors. The functions performed by these committees are summarized below:


    AUDIT COMMITTEE. The Audit Committee makes recommendations to the Board of Directors regarding the selection and retention of independent accountants, reviews the scope and results of the audit and reports the results to the Board of Directors. In addition, the Audit Committee reviews the adequacy of internal accounting, financial and operating controls and reviews the Company's financial reporting compliance procedures. The members of the Audit Committee are Mr. Hart, Mr. Hung and Mr. Nova. The Audit Committee met two times in fiscal 1999.



    COMPENSATION COMMITTEE. The Compensation Committee reviews the compensation of the Company's officers, reviews and administers the Company's stock option plans for employees and makes recommendations to the Board of Directors regarding such matters. The members of the Compensation Committee are Mr. Moritz and Mr. Nova. The Compensation Committee met four times in fiscal 1999.

    NOMINATING COMMITTEE. The Nominating Committee is responsible for soliciting recommendations for candidates for the Board of Directors, developing and reviewing background information for candidates, making recommendations to the Board of Directors regarding such candidates, and reviewing and making recommendations to the Board of Directors with respect to candidates for directors proposed by stockholders. Any stockholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The members of the Nominating Committee are Mr. Lenk and Mr. Moritz. The Nominating Committee was not formed until January 25, 2000 and did not have an opportunity to meet prior to March 31, 2000.


                         BENEFICIAL OWNERSHIP OF SHARES

    The following table sets forth certain information regarding the beneficial ownership of the shares of common stock as of June 9, 2000 by the Company's directors, executive officers listed in the Summary Compensation Table below and holders of more than 5% of the Company's outstanding shares of common stock. Beneficial ownership includes shares a director, officer or 5% stockholder has the power to vote or transfer and stock options that are exercisable currently or within 60 days. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.


NAME AND ADDRESS OF BENEFICIAL OWNER                          NUMBER OF SHARES   PERCENT OF CLASS
------------------------------------                          ----------------   ----------------
idealab!....................................................     14,921,109            12.27%
  130 West Union Street
  Pasadena, CA 91103
Entities affiliated with Highland Capital Partners(1).......      7,846,709             6.45
  Two International Place
  Boston, MA 02110
Entities affiliated with Sequoia Capital Partners (2).......      8,131,989             6.69
  3000 Sand Hill Road, Bldg. 4, Suite 280
  Menlo Park, CA 94025
Intel Corporation...........................................      7,568,598             6.67
  2200 Mission Blvd.
  Santa Clara, CA 95052
Peter C.M. Hart (3)+........................................        394,554                *
Tony Hung (4)+..............................................      3,255,719             2.61
Michael Moritz (5)+.........................................      8,131,989             6.69
Daniel J. Nova (6)+.........................................      7,846,709             6.45
Edward C. Lenk (7)+.........................................      8,764,677             7.21
Janine Bousquette (8)+......................................        559,952                *
John R. Hnanicek (9)+.......................................        532,562                *
Steven J. Schoch (10)+......................................        754,315                *
Louis V. Zambello III (11)+.................................        737,300                *
All directors and executive officers as a group
  (12 persons) (12).........................................     33,377,326            27.45


------------------------

+ The address of each such person is c/o eToys Inc., 3100 Ocean Park Boulevard, Suite 300, Santa Monica, California 90405.

*   Less than 1% of the outstanding shares of common stock

(1) Includes 6,572,842 shares held by Highland Capital Partners III Limited Partnership, 273,868 shares held by Highland Entrepreneurs' Fund III Limited Partnership, 960,000 shares held by Highland Capital Partners IV Limited Partnership and 39,999 shares held by Highland Entrepreneurs' Fund IV Limited Partnership. Highland Management Partners III LLC is the general partner of Highland Capital Partners III Limited Partnership and exercises voting and investment power over the shares held by this entity. HEF III LLC is the general partner of Highland Entrepreneurs' Fund III Limited Partnership and exercises voting and investment power over the shares held by this entity. Highland Management Partners IV LLC is the general partner of Highland Capital Partners IV Limited Partnership and exercises voting and investment power over the shares held by this entity. Highland Entrepreneurs' Fund IV LLC is the general partner of Highland Entrepreneurs' Fund IV Limited Partnership and exercises voting and investment power over the shares held by this entity.

(2) Includes 6,463,722 shares held by Sequoia Capital VIII, 427,920 shares held by Sequoia International Technology Partners VIII (Q), 142,641 shares held by CMS Partners LLC, 82,017 shares held by Sequoia International Technology Partners VIII, 15,690 shares held by Sequoia 1997, and 999,999 shares held by Sequoia Capital Franchise Fund. SC VIII Management, LLC is the general partner of Sequoia Capital VIII, Sequoia International Technology Partners VIII and Sequoia International Technology Partners VIII (Q) and exercises investment and voting power over the shares held by these entities. SC VIII Management, LLC also exercises investment and voting power over the shares held by CMS Partners LLC and Sequoia 1997. SCFF Management, LLC is the general partner of Sequoia Capital Franchise Fund and exercises investment and voting power over the shares held by this entity.

(3) Includes 244,250 shares issuable upon exercise of options which are vested or will be vested within 60 days of June 9, 2000.

(4) Includes 1,716,878 shares held by DynaFund International L.P. and 1,460,628 shares held by DynaFund L.P. DynaFund Ventures LLC is the general partner of DynaFund L.P. and DynaFund International L.P. and exercises investment and voting power over the shares held by these entities. Mr. Hung is a general partner of the general partner of the DynaFund entities and is a Director of eToys. He disclaims beneficial ownership of the shares held by the entities except to the extent of his proportionate interest therein.

(5) Includes the shares described in note 2 above. Mr. Moritz is a general partner of the general partners of the Sequoia entities and is a Director of eToys. He disclaims beneficial ownership of the shares held by the entities except to the extent of his proportionate interest therein.

(6) Includes the shares described in note 1 above. Mr. Nova is a general partner or managing member of the general partners of the Highland entities and is a Director of eToys. He disclaims beneficial ownership of the shares held by the entities except to the extent of his proportionate interest therein.

(7) Includes 1,313,500 shares issuable upon exercise of options which are vested or will be vested within 60 days of June 9, 2000.

(8) Includes 340,000 shares that are subject to a right of repurchase in the Company's favor at cost in the event Ms. Bousquette ceases employment with the Company.

(9) Includes 362,500 shares that are subject to a right of repurchase in the Company's favor at cost in the event Mr. Hnanicek ceases employment with the Company.

(10) Includes 468,750 shares that are subject to a right of repurchase in the Company's favor at cost in the event Mr. Schoch ceases employment with the Company.

(11) Includes 498,438 shares that are subject to a right of repurchase in the Company's favor at cost in the event Mr. Zambello ceases employment with the Company.

(12) Includes the shares described in Notes 3 through 11.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The following table sets forth, for the fiscal year ended March 31, 2000, March 31, 1999 and March 31, 1998, which we refer to as fiscal 1999, 1998 and 1997, respectively, the compensation received by (i) the Company's chief executive officer and (ii) the Company's other four most highly compensated executive officers based on salary and bonus for fiscal 1999 (the "named executive officers").


                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                 ANNUAL COMPENSATION               AWARDS
                                        -------------------------------------   ------------
                                                                 OTHER ANNUAL    SECURITIES
                              FISCAL    SALARY ($)   BONUS ($)   COMPENSATION    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR        (1)          (2)          ($)        OPTIONS (#)    COMPENSATION ($)
---------------------------  --------   ----------   ---------   ------------   ------------   ----------------
Edward C. Lenk.............    1999       105,000         --              --          1,000(3)           --
  President and Chief          1998       105,000         --              --      3,000,000(4)           --
  Executive Officer            1997       105,000         --              --                             --

Janine Bousquette..........    1999       132,553     75,000              --        481,000(3)(5)           --
  Executive Vice President     1998            --         --              --             --              --
    and Chief
  Marketing Officer            1997            --         --              --             --              --

John R. Hnanicek...........    1999       150,000     45,000              --          1,000(3)           --
  Executive Vice President     1998        37,500     15,000              --        600,000(5)           --
  and Chief Operating          1997            --         --              --             --              --
    Officer

Steven J. Schoch...........    1999       125,500     20,833              --          1,000(3)           --
  Executive Vice President     1998        20,833      4,167              --        750,000(5)           --
  and Chief Financial          1997            --         --              --             --              --
    Officer

Louis V. Zambello III(6)...    1999       200,000     71,250              --          1,000(3)           --
  Senior Vice President        1998        50,000     28,750              --        825,000(5)           --
  of Operations                1997            --         --              --             --              --


------------------------


(1) Amounts shown for fiscal 1998 for Messrs. Hnanicek, Schoch and Zambello represent base salaries paid after they commenced employment with the Company in December 1998, January 1999 and December 1998, respectively. Amount shown for fiscal 1999 for Ms. Bousquette represents base salary paid after she commenced employment with the Company in May 1999.


(2) Each bonus represents a signing bonus. The signing bonuses were subject to a vesting requirement, and the portions reflected in fiscal 1998 and fiscal 1999 represent the amounts of the signing bonuses that vested during such periods.


(3) Such options (or, in the case of Ms. Bousquette, 1000 of such options) are fully vested, have an exercise price of $26.25 per share and have a term of ten years from the date of issuance in December 1999.



(4) Such options were issued in October 1998 and become exercisable at a rate of 1/4th of the option shares on the first anniversary of issuance and 1/48th per month thereafter. The exercise price of such options is $0.143 per share. The options have a term of ten years from the date of issuance.



(5) Such options (or, in the case of Ms. Bousquette, 480,000 of such options) are immediately exercisable but, if exercised, are subject to a right of repurchase in the Company's favor at the exercise price for the option. The Company's repurchase option lapses over four years at a rate of 1/4th of the option shares on the first anniversary of issuance and 1/48th per month thereafter. The options were issued in May 1999, December 1998, January 1999 and December 1998, with exercise prices of $11.00, $1.667, $3.333 and $1.667 per share, in the case of Ms. Bousquette, Mr. Hnanicek, Mr. Schoch and Mr. Zambello, respectively. The options have a term of ten years from the date of issuance.



(6) Effective July 31, 2000, Mr. Zambello resigned from his positions with the Company. His responsibilities have been assumed by Theodore F. Augustine, the Company's Senior Vice President and Chief Logistics Officer.


                          OPTION GRANTS IN FISCAL 1999

    The following table sets forth information concerning the grant of stock options during fiscal 1999 to the named executive officers.

                                              INDIVIDUAL GRANTS
                              -------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                                            PERCENT OF                               ASSUMED ANNUAL RATES OF
                                              TOTAL                                           STOCK
                               NUMBER OF     OPTIONS                                 PRICE APPRECIATION FOR
                              SECURITIES    GRANTED TO   EXERCISE                            OPTION
                              UNDERLYING    EMPLOYEES      PRICE                            TERM (2)
                                OPTIONS     IN FISCAL    ($/SHARE)   EXPIRATION   -----------------------------
NAME                          GRANTED(#)     YEAR (%)       (1)         DATE           5%              10%
----                          -----------   ----------   ---------   ----------   -------------   -------------
Edward C. Lenk..............      1,000(3)      .01%      $26.25      12/31/09     $   16,508      $   41,836
Janine Bousquette...........    480,000(4)     5.39%      $11.00       5/17/09     $3,337,072      $8,456,796
                                  1,000(3)      .01%      $26.25      12/31/09     $   16,508      $   41,836
John R. Hnanicek............      1,000(3)      .01%      $26.25      12/31/09     $   16,508      $   41,836
Steven J. Schoch............      1,000(3)      .01%      $26.25      12/31/09     $   16,508      $   41,836
Louis V. Zambello III.......      1,000(3)      .01%      $26.25      12/31/09     $   16,508      $   41,836

------------------------


(1) Options were granted at an exercise price equal to the fair market value of the common stock based on the closing price for the common stock as reported on the Nasdaq Stock Market on the date of grant.


(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the common stock price. Assumes all options are exercised at the end of their respective terms. Actual gains, if any, on stock option exercises depend on the future performance of the common stock and overall market conditions, as well as the optionee's continued employment through the vesting period. The amounts reflected in this table may not be achieved.

(3) The option is immediately exercisable.

(4) The option is immediately exercisable. However, if exercised, the underlying shares are subject to a right of repurchase at cost in the Company's favor which lapses at the rate of 1/4th of the total number of shares on May 17, 2000 and 1/48th of the total number of shares monthly from and after May 17, 2000.

                        OPTION EXERCISES IN FISCAL 1999
                       AND FISCAL YEAR-END OPTION VALUES


    The following table sets forth information concerning the exercise of stock options during fiscal 1999 by the named executive officers and their options outstanding at fiscal year-end.


                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE
                                                            OPTIONS AT                  MONEY OPTIONS AT
                           SHARES        VALUE            FISCAL YEAR END             FISCAL YEAR END (2)
                         ACQUIRED ON    REALIZED    ---------------------------   ----------------------------
NAME                      EXERCISE        (1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                     -----------   ----------   -----------   -------------   ------------   -------------
Edward C. Lenk (3).....         --     $       --    1,063,500      1,937,500      $9,244,600     $16,857,800
Janine Bousquette
  (4)..................         --             --      481,000             --              --              --
John R. Hnanicek (5)...     70,000      1,001,241      531,000             --       3,803,704              --
Steven J. Schoch (6)...         --             --      751,000             --       4,133,100              --
Louis V. Zambello III
  (7)..................    129,000      1,653,129      697,000             --       4,995,053              --

------------------------

(1) "Value Realized" represents the fair value of the underlying securities on the exercise date, minus the exercise price of such options.

(2) Amounts equal the closing price of the common stock on March 31, 2000 ($8.844 per share), less the option exercise price, multiplied by the number of shares exercisable or unexercisable.

(3) Mr. Lenk holds an immediately exercisable option to purchase 1,000 shares. Mr. Lenk holds a second option to purchase 3,000,000 shares which becomes exercisable at the rate of 1/4th of the total number of shares on October 21, 1999 and 1/48th of the total number of shares monthly from and after October 21, 1999.

(4) Ms. Bousquette holds an immediately exercisable option to purchase 1,000 shares. Ms. Bousquette holds a second option to purchase 480,000 shares that is immediately exercisable. However, if exercised, the underlying shares of the second option are subject to a right of repurchase at cost in the Company's favor which lapses at the rate of 1/4th of the total number of shares on May 17, 2000 and 1/48th of the total number of shares monthly from and after May 17, 2000.

(5) Mr. Hnanicek holds an immediately exercisable option to purchase 1,000 shares. Mr. Hnanicek holds a second option to purchase 600,000 shares that is immediately exercisable. However, if exercised, the underlying shares of the second option are subject to a right of repurchase at cost in the Company's favor which lapses at the rate of 1/4th of the total number of shares on December 31, 1999 and 1/48th of the total number of shares monthly from and after December 31, 1999.

(6) Mr. Schoch holds an immediately exercisable option to purchase 1,000 shares. Mr. Schoch holds a second option to purchase 750,000 shares that is immediately exercisable. However, if exercised, the underlying shares of the second option are subject to a right of repurchase at cost in the Company's favor which lapses at the rate of 1/4th of the total number of shares on January 31, 2000 and 1/48th of the total number of shares monthly from and after January 31, 2000.

(7) Mr. Zambello holds an immediately exercisable option to purchase 1,000 shares. Mr. Zambello holds a second option to purchase 825,000 shares that is immediately exercisable. However, if exercised the underlying shares of the second option are subject to a right of repurchase at cost in the Company's favor which lapses at the rate of 1/4th of the total number of shares on December 31, 1999 and 1/48th of the total number of shares monthly from and after December 31, 1999.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company offers compensation packages designed to attract and retain outstanding employees and to encourage and reward the achievement of corporate goals. This approach enables the Company to meet the requirements of the highly competitive environment in which the Company operates. Through broad-based employee ownership of the Company's common stock, the Company seeks to align employee financial interests with long-term stockholder value.

    Executive officers receive total compensation packages in line with their responsibilities and expertise. The Company believes that the majority of an executive's compensation should be closely tied to overall Company performance. Accordingly, base salaries for executive officers in most cases are relatively low, but are accompanied by significant stock option grants.

    BASE SALARIES. Base salaries for the Company's executive officers are based on the executive's contribution to Company performance, level of responsibility, experience and breadth of knowledge. Base salaries for executive officers generally are designed to be less than those paid for comparable positions in non-Internet industries. These lower base salaries are combined with large stock option grants, so that a major portion of the executive's pay is tied to Company performance.

    STOCK-BASED COMPENSATION. The Company seeks to align the long-term interests of its executive officers with those of its stockholders. As a result, each executive officer receives a significant stock option grant when he or she joins the Company or is promoted to executive officer. Grant sizes are determined based on various subjective factors, primarily related to the individual's anticipated contributions to the Company's success. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's stockholders. The Company intends to grant additional stock options to executive officers from time-to-time based on performance and potential.


    CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Lenk received $105,000 in cash compensation from the Company during fiscal 1999, which was considerably less than may have been paid to an individual with similar responsibilities in a non-Internet company in a similar industry. Mr. Lenk's cash compensation has been raised to $250,000 for fiscal 2000, which remains less than may have been paid to an individual with similar responsibilities in a non-Internet company but reflects Mr. Lenk's substantial ownership in the Company (7.21%).


    ONGOING REVIEW. The Compensation Committee will evaluate the Company's compensation policies on an ongoing basis to determine whether they enable the Company to attract, retain and motivate key personnel. To meet these objectives, the Company may from time to time increase salaries or bonuses, award additional stock options or provide other short- and long-term incentive compensation to executive officers.

The Compensation Committee

Michael Moritz
Daniel Nova

                         STOCK PRICE PERFORMANCE GRAPH


    The graph set forth below compares cumulative total return on the Company's common stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and a peer group index resulting from an initial assumed investment of $100 in each and assuming the reinvestment of any dividends, for the period beginning on the date of the Company's initial public offering of the common stock on May 20, 1999 and ending on March 31, 2000.


    The peer group represented in the graph includes Amazon.com, Inc., Ashford.com, Inc., Barnes and Noble.com, Inc., Buy.com, Inc., CD Now, Inc., Pets.com, Inc., PlanetRx.com, Inc., SmarterKids.com, Inc. and
Vitaminshoppe.com, Inc., each of which is engaged in the online retail industry.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                     CUMULATIVE TOTAL RETURN
                            5/20/99    5/99    6/99    7/99    8/99                     9/99   10/99   11/99   12/99    1/00
ETOYS INC.                   100.00  303.44  203.75  199.69  217.50                   332.81  298.75  313.13  131.25   73.13
PEER GROUP                   100.00   90.95   94.94   77.10   93.82                   119.54  106.41  126.90  110.78   94.74
NASDAQ STOCK MARKET (U.S.)   100.00   97.18  105.93  103.99  108.36                   108.47  117.17  131.37  160.24  154.43


                              2/00    3/00
ETOYS INC.                   70.32   44.22
PEER GROUP                   98.78   92.51
NASDAQ STOCK MARKET (U.S.)  183.76  179.94


    Note: Stock price performance shown in the Stock Price Performance Graph for the common stock is historical and not necessarily indicative of future price performance.

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE-OF-CONTROL ARRANGEMENTS

    All of the Company's executive officers were at-will employees with no fixed term of employment during fiscal 1999, except that (a) Ms. Bousquette, Mr. Schoch and Mr. Zambello were entitled to severance benefits of $100,000, $93,750 and $100,000, respectively, if her or his employment with the Company was terminated without cause prior to June 2000, February 2000 and January 2000, respectively, and (b) if the Company were to experience a change of control prior to December 2000, August 2000 or January 2001, respectively, then the Company's repurchase option described in note 5 to the "Summary Compensation Table" would lapse with respect to 180,000, 281,250 and 412,500, respectively, of the shares subject to the options referenced in such table held by Ms. Bousquette, Mr. Schoch and Mr. Zambello, respectively.

    In the event that the Company undergoes a change in control as defined in the Company's 1999 Stock Plan and the Company's 1997 Stock Plan, and the acquiror does not agree to assume or substitute awards granted under the Company's 1999 Stock Plan or the Company's 1997 Stock Plan, the vesting of outstanding options and stock issued pursuant to stock purchase rights will accelerate in full prior to consummation of such a transaction. If the Company is acquired pursuant to a transaction in which outstanding awards are assumed or substituted by the acquiror and a participant holding an assumed or substituted award is involuntarily terminated within 24 months following the acquisition, the vesting of any award held by such person would accelerate in full immediately prior to the date of his or her termination. Notwithstanding anything to the contrary, no vesting acceleration or lapse of a repurchase right will occur if such vesting acceleration or lapse of a repurchase right will cause a transaction intended to qualify as a "pooling of interests" to be ineligible for such treatment. Moreover, in the event the vesting acceleration or lapse of a repurchase right constitutes a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, such vesting acceleration or lapse of a repurchase right may be limited such that no portion of any benefits will be subject to excise tax under Section 4999 of the Code.

    In addition, under the Company's 1999 Employee Stock Purchase Plan, eligible employees are permitted to purchase the Company's common stock through payroll deductions, which may not exceed 15% of an employee's compensation. The purchase price is equal to the lower of 85% of the fair market value of the common stock at the beginning of each offering period or at the end of each purchase period. Upon a change of control of the Company, the 1999 Employee Stock Purchase Plan provides that each right to purchase common stock thereunder will be assumed or equivalent rights substituted by the acquiror. If an acquiror did not agree to assume or substitute stock purchase rights, the offering period then in progress would be shortened and a new exercise date occurring prior to consummation of the acquisition would be set.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


    In June 1997, the Company sold 7,500,000 shares of common stock to Edward C. Lenk at $0.005 per share in exchange for $18,750 in cash and a promissory note in the principal amount of $18,750. The note, which was secured by 3,750,000 of Mr. Lenk's shares, was repaid in full during fiscal 1999. 3,750,000 of Mr. Lenk's shares are subject to a repurchase option in the Company's favor. In the event of the termination of his employment, the repurchase option enables the Company to repurchase a specific number of Mr. Lenk's shares at $0.005 per share. The repurchase option lapses over four years according to the following schedule: 1/4th of such shares were released from the repurchase option on December 1, 1997, and 1/48th of such shares are released from the repurchase option monthly from and after December 1, 1997 until December 1, 2000. In addition, all shares are immediately released from the repurchase option upon a change of control.

    In June 1997, the Company sold 2,500,002 shares of common stock to Frank C. Han at $0.005 per share in exchange for $6,250 in cash and a promissory note in the principal amount of $6,250. The note, which was secured by 1,250,001 of Mr. Han's shares, was repaid in full during fiscal 1999. 1,250,001 of Mr. Han's shares are subject to a repurchase option in the Company's favor. In the event of the termination of his employment, the repurchase option enables the Company to repurchase a specific number of Mr. Han's shares at $0.005 per share. The repurchase option lapses over four years according to the following schedule:
1/4th of such shares were released from the repurchase option on February 1, 1998, and 1/48th of such shares are released from the repurchase option monthly from and after February 1, 1998 until February 1, 2001. In addition, all shares are immediately released from the repurchase option upon a change of control.


    In September 1997, the Company issued Peter C.M. Hart a stock option to purchase 300,000 shares of common stock at $0.005 per share. The option vests over four years according to the following schedule: 1/4th of the shares subject to the option vested on June 15, 1998 and 1/48th of the total have vested monthly from and after June 15, 1998 until June 15, 2001. This option expires on September 29, 2007. From January 1998 to June 1998, Mr. Hart provided the Company part-time consulting services. In connection with these services, in February 1998 the Company issued Mr. Hart a stock option to purchase 63,000 shares of common stock at $0.033 per share. This option vested over six months according to the following schedule: 1/6th of the shares subject to this option vested monthly from and after February 1, 1998 until July 1, 1998. This option expires on February 5, 2008.

    The Company has entered into indemnification agreements with its officers and directors which may require the Company, among other things, to indemnify its officers and directors against liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

                                  PROPOSAL 2:
   APPROVAL OF THE ISSUANCE OF COMMON SHARES UPON CONVERSION OF THE COMPANY'S SERIES D CONVERTIBLE PREFERRED SHARES, AS DIVIDENDS THEREON AND UPON EXERCISE OF THE RELATED WARRANTS, IF THE ISSUANCE THEREOF WOULD HAVE OTHERWISE BEEN LIMITED
                    BY THE RULES OF THE NASDAQ STOCK MARKET.


    On June 12, 2000, the Company issued 10,000 shares of Series D Convertible Preferred Shares, $10,000 stated value per share (the "Series D Preferred Shares") in a private placement to institutional investors. The net proceeds of the offering, after expenses, were approximately $97.5 million. The Company intends to use such proceeds primarily for general corporate purposes, including working capital.

    In connection with the sale of the Series D Preferred Shares, the Company issued warrants to purchase up to 5,018,296 shares of common stock. These warrants expire on June 12, 2003 and have an exercise price of $7.17 per share. If all such warrants were exercised to purchase 5,018,296 common shares, the Company would receive proceeds of approximately $36.0 million. The exercise price and number of shares purchasable upon exercise of the warrants are subject to adjustment upon the occurrence of certain dilution events. The exercise price may also be lowered to the average of the closing bid prices for the 10 trading days immediately preceding and including June 12, 2001, if such average price is less than $7.17. The Company intends to use the proceeds if the warrants are exercised primarily for general corporate purposes, including working capital.


    In accordance with Nasdaq Rule 4460, which generally requires stockholder approval for the issuance of securities representing 20% or more of an issuer's outstanding listed securities, and under the terms of the agreement pursuant to which we sold the Series D Preferred Shares and related warrants, we must solicit stockholder approval of the issuance of common shares upon conversion of or in lieu of cash dividends on the Series D Preferred Shares and exercise of the warrants, if the issuance thereof would have otherwise been limited by the rules of the Nasdaq Stock Market. If we obtain stockholder approval, there is no limit on the amount of shares that could be issued upon conversion of or in lieu of cash dividends on the Series D Preferred Shares or exercise of the related warrants and such issuance of common shares will no longer be subject to stockholder approval under Nasdaq Rule 4460. If we do not obtain stockholder approval and are not obligated to issue shares due to restrictions relating to Nasdaq Rule 4460, we may be required to redeem all or a portion of the Series D Preferred Shares. If we fail to redeem any Series D Preferred Shares as requested, the holders of at least two-thirds of the outstanding Series D Preferred Shares have the right to require that we voluntarily delist our shares of common stock from the Nasdaq Stock Market. In that event, trading in our shares would likely decrease substantially, and the price of our common shares may decline.


    Subject to certain conditions, the Company may require the holders to convert the Series D Preferred Shares into common shares. In addition, beginning January 30, 2001 (or earlier under certain circumstances), the holders will have the right to convert the Series D Preferred Shares into common shares subject to certain conditions. Regardless of whether the holders elect to convert or the Company requires conversion, the number of common shares to be issued upon conversion of a Series D Preferred Share is determined by dividing the sum of $10,000 (the amount paid for that share), plus accrued and unpaid dividends, by the applicable conversion price. The applicable conversion price will be a percentage of the lowest closing bid price of our common stock for the five consecutive trading days ending on and including the conversion date, provided that the conversion price will not exceed $25.00 per share, subject to adjustment. The conversion percentage was equal to 100% on the date of issuance of the Series D Preferred Shares and began decreasing permanently one percentage point on the first day of every month following the issuance date. The conversion percentage will never be less than 85%, unless we require conversion after the announcement of a merger transaction. As a result, the lower the price of our common stock at the time of conversion, the greater the number of shares the holder will receive.

    To the extent the Series D Preferred Shares are converted or dividends on the Series D Preferred Shares are paid in common shares rather than cash, a significant number of additional common shares may be sold into the market, which could decrease the price of the common shares. In that case, the Company could be required to issue an increasingly greater number of common shares upon future conversions of the Series D Preferred Shares, sales of which could further depress the price of the common shares.

    If the sale of a large amount of common shares upon conversion of or the payment of dividends in lieu of cash on the Series D Preferred Shares results in a decline in the price of the common shares, this event could encourage short sales by the holders or others. Short sales could place further downward pressure on the price of the common shares.

    The conversion of and the payment of dividends in common shares in lieu of cash on the Series D Preferred Shares may result in substantial dilution to the interest of other holders of the common shares. Even though no holder may convert its Series D Preferred Shares if upon such conversion such holder, together with its affiliates, would have acquired a number of shares of common stock during the 60-day period ending on the date of conversion which, when added to the number of shares of common stock held at the beginning of such 60-day period, would exceed 9.99% of our then outstanding common stock (excluding, for purposes of such determination, common shares issuable upon conversion of Series D Preferred Shares which have not been converted and upon exercise of warrants which have not been exercised), this restriction does not prevent a holder from selling a substantial number of shares in the market. By periodically selling shares into the market, an individual holder could eventually sell more than 9.99% of the Company's common shares while never holding more than 9.99% at any specific time.


    The following table illustrates the number of common shares the Company would be required to issue upon conversion of all 10,000 Series D Preferred Shares currently outstanding at an assumed conversion price of $5.56875 per common share as of July 20, 2000, and the resulting percentage of the Company's total common shares outstanding after such a conversion. The table also illustrates the number of common shares the Company would be required to issue assuming (i) an increase of 25%, 50% and 75% in the assumed conversion price;
(ii) the fixed conversion price of $25.00, which is the maximum permitted conversion price; and (iii) decreases of 25%, 50% and 75% in the assumed conversion price.



ASSUMED CONVERSION PRICE                     NUMBER OF SHARES OF COMMON STOCK     PERCENTAGE OF COMMON
PER SHARE OF COMMON STOCK                      ISSUABLE UPON CONVERSION(1)      STOCK AFTER CONVERSION(2)
-------------------------                    --------------------------------   -------------------------
$9.74531(+75%).............................           10.3 million                         7.8%
$8.35313(+50%).............................           12.0 million                         8.9
$6.96094(+25%).............................           14.4 million                        10.5
$5.56875...................................           18.0 million                        12.8
$4.17656(-25%).............................           23.9 million                        16.4
$2.78438(-50%).............................           35.9 million                        22.7
$1.39219(-75%).............................           71.8 million                        37.0
$25.00 (Current Maximum)...................            4.0 million                         3.2


------------------------


(1) The number of shares of common stock issuable upon conversion and the percentage of outstanding common stock after such conversion set forth above do not take into account any shares of common stock that may be issuable as dividends on the Series D Preferred Shares or upon exercise of the warrants issued in connection with the sale of the Series D Preferred Shares. If the dividends on Series D Preferred Shares had been paid in common stock for the full $100.0 million stated value of the Series D Preferred Shares over the three-year term thereof, assuming a constant dividend conversion price of $5.57531, and the related warrants had been fully exercised as of July 20, 2000, we would have been required to issue an additional 3.8 million shares as payment for accrued dividends and an additional 5,018,296 shares upon the exercise of the related warrants.



(2) Calculated based on 121,990,904 shares of common stock issued and outstanding as of July 20, 2000.


    The Series D Preferred Shares carry a dividend rate of 7% per annum, payable semi-annually during the first year and quarterly thereafter or upon conversion or redemption. At the Company's option, the dividend may be paid in cash or common shares, subject to satisfaction of certain conditions. If the Company chooses to pay dividends in common shares, the number of shares to be issued in payment of the dividend on the Series D Preferred Shares will be equal to the accrued dividends divided by the applicable conversion price. For purposes of such calculation, the dividend conversion price will be equal to 95% of the average of the closing sale prices of a share of our common stock during the five consecutive trading days immediately preceding the dividend date.


    If we elect to pay the dividends with common shares, the number of common shares issuable upon conversion of our convertible notes will increase. For example, assuming we paid all dividends on all outstanding shares of Series D Preferred Stock over the three-year term of the securities and assuming a constant dividend conversion price of $5.57531, we would issue approximately
3.8 million common shares as dividends, and the common shares issuable upon conversion in full of the convertible notes would increase by 62,674 from an aggregate of 2,029,845 common shares to 2,092,519 common shares.


    The Series D Preferred Shares mature on June 12, 2003, subject to extension in certain circumstances, at which time the Series D Preferred Shares must be redeemed or converted at the Company's option. If the Company elects to redeem any Series D Preferred Shares outstanding on June 12, 2003, the amount required to be paid will be equal to the liquidation preference of the Series D Preferred Shares, which equals the price originally paid for such shares, plus accrued and unpaid dividends. If the Company elects to convert any Series D Preferred Shares outstanding on June 12, 2003, it will be required to issue common shares in an amount determined as described above.

    The Company also has the right, provided certain conditions are satisfied, to redeem some or all of the Series D Preferred Shares for cash equal to a percentage of the price paid for each Series D Preferred Share plus accrued dividends. The redemption percentage was equal to 100% on the date of issuance of the Series D Preferred Shares and began increasing permanently one percentage point on the first day of every calendar month following the issuance date. The redemption percentage will never be greater than 124%.

    If a triggering event, as described in the Certificate of Designations, Preferences and Rights relating to the Series D Preferred Shares (the "Certificate of Designations") occurs, the holders of the Series D Preferred Shares will have the right to require the Company to redeem all or a portion of any outstanding Series D Preferred Shares for cash. The redemption price in such a case is the greater of: (1) 125% of the price paid for the Series D Preferred Shares plus accrued dividends; or (2) the product of the number of common shares into which the Series D Preferred Stock is convertible multiplied by the closing sale price of a share of our common stock on the day immediately before the triggering event occurs.

    At any time after the date the Company publicly announces a merger transaction and subject to conditions on its ability to redeem the Series D Preferred Shares as described above, the Company has the right to require that all of the outstanding Series D Preferred Shares be redeemed at a price equal to 125% of the price paid for such shares plus accrued dividends. In addition, in the event of a merger transaction, a hostile takeover or a sale of all or substantially all of the Company's assets, each holder of the Series D Preferred Shares at its option has the right to require the Company to redeem all or a portion of such holder's preferred shares at a price equal to 125% of the price paid for such shares plus accrued dividends, unless the Company has issued a conversion notice in connection with a merger transaction, as described in the next paragraph.

    Alternatively, in the event of a merger transaction and subject to the conditions on the Company's ability to require conversion of the Series D Preferred Shares as described above, the Company has the right to require that all of the outstanding Series D Preferred Shares be converted at the applicable conversion price. In addition, each holder of the Series D Preferred Shares has the right to convert all or a portion of its preferred shares after the occurrence of a change of control or the announcement of a pending change of control. In the event of a change of control, the applicable conversion price will not be higher than the conversion price which would have been applicable on the date of the public announcement of the change of control.

    In the event of the Company's liquidation, the holders of the Series D Preferred Shares will be entitled to a liquidation preference before any amounts are paid to the holders of common shares. The liquidation preference is equal to the amount originally paid for the Series D Preferred Shares, or $10,000 per share, plus accrued and unpaid dividends on any outstanding Series D Preferred Shares.

    Other than as required by law, the holders of the Series D Preferred Shares have no voting rights except that the consent of holders of at least two-thirds of the outstanding Series D Preferred Shares will be required to effect any change in the Company's Certificate of Incorporation or Certificate of Designations that would change any of the rights of the Series D Preferred Shares or to issue any additional Series D Preferred Shares.


    The terms of the Series D Preferred Shares and related warrants are complex and only briefly summarized in this proxy statement. Stockholders wishing further information concerning the rights, preferences and terms of the Series D Preferred Shares and related warrants are referred to the full description contained in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2000.



    In connection with the Company's issuance of the Series D Preferred Shares and the related warrants, the Company filed a registration statement on Form S-3 with the Securities and Exchange Commission on June 23, 2000. That registration statement covers the resale of the common shares that are issuable upon conversion of or in lieu of cash dividends on the Series D Preferred Shares and upon exercise of the warrants that the holders acquired from the Company in the private placement transaction.



    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ISSUANCE OF COMMON SHARES UPON CONVERSION OF THE COMPANY'S SERIES D CONVERTIBLE PREFERRED SHARES, AS DIVIDENDS THEREON AND UPON EXERCISE OF THE RELATED WARRANTS, IF THE ISSUANCE THEREOF WOULD HAVE OTHERWISE BEEN LIMITED BY THE RULES OF THE NASDAQ STOCK MARKET.


                                  PROPOSAL 3:
          RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE
      COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING MARCH 31, 2001


    The Company has appointed Ernst & Young LLP as the Company's independent accountants for the year ending March 31, 2001. Ernst & Young LLP has served as the Company's independent accountants since 1997. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 1999 included the examination of the Company's consolidated financial statements, reviews of quarterly reports and consultations on various tax matters.



    Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions from stockholders.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING MARCH 31, 2001.


    In the event the stockholders do not ratify the appointment, the appointment will be reconsidered by the Company's Audit Committee and the Board of Directors.

                            EXPENSES OF SOLICITATION


    The accompanying proxy is solicited by, and on behalf of, the Board of Directors, and the entire cost of such solicitation will be borne by the Company. ChaseMellon Shareholder Services, L.L.C. will distribute proxy materials to beneficial owners and may solicit proxies by personal interview, mail, telephone and telegram, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the common stock held on the record date by such persons. The Company will pay ChaseMellon Shareholder Services, L.L.C. approximately $15,000 for its proxy solicitation services and will reimburse ChaseMellon Shareholder Services, L.L.C. for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitation also may be by personal interview, telephone and telegram by directors, officers and other employees of the Company without special compensation.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market. Officers, directors and beneficial owners of more than ten percent of the Company's common stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such forms that they file.

    Based solely on the Company's review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that during fiscal 1999, all reports required by Section 16(a) applicable to its directors, officers and ten percent stockholders were filed with the Securities and Exchange Commission on a timely basis.

                                 OTHER MATTERS


    The Company knows of no other matters that are likely to be brought before the annual meeting. If, however, other matters not now known or determined properly come before the annual meeting, the persons named as proxies in the enclosed proxy card or their substitutes will vote such proxy as recommended by the Board of Directors or, if no recommendation is given, in accordance with their discretion with respect to such matters.


                           PROPOSALS OF STOCKHOLDERS


    Proposals which stockholders wish to be considered for inclusion in the proxy statement and proxy card for the 2001 annual meeting of stockholders must be received by the Secretary of the Company by April 2, 2001 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.



    In addition, the Company's bylaws include advance notice provisions that require stockholders desiring to bring nominations or other business before an annual stockholders meeting to do so in accordance with the terms of the advance notice provisions. These advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of the Company regarding such nominations or other business. To be timely, a notice must be delivered to the Secretary at the principal executive offices of the Company not more than 90, but not less than 20, days prior to the first anniversary of the preceding year's annual meeting of stockholders, except that if the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90(th) day prior to such annual meeting and not later than the close of business on the later of the 20(th) day prior to such annual meeting or the 10(th) day following the day on which public announcement of the date of such meeting is first made.



    Accordingly, assuming the 2001 annual meeting of stockholders is neither more than 30 days prior to nor more than 60 days after September 12, 2001, a stockholder who intends to present a nomination or proposal at the 2001 annual meeting of stockholders without inclusion of the proposal in the Company's proxy materials must provide written notice of the nominations or other business he or she wishes to propose to the Secretary no earlier than June 14, 2001 and no later than August 23, 2001. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.


                           ANNUAL REPORT ON FORM 10-K

    A copy of the Company's combined annual report to stockholders and Annual Report on Form 10-K for the year ended March 31, 2000 accompanies this proxy statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request to Investor Relations, eToys Inc., 3100 Ocean Park Boulevard, Suite 300, Santa Monica, California 90405 or by calling 310-664-8356.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company's Annual Report on Form 10-K for the fiscal year ended
March 31, 2000 was filed with the Securities and Exchange Commission on June 2, 2000. The following portions of the Annual Report are incorporated in this proxy statement by reference:

           - Report of Independent Auditors

           - Consolidated Balance Sheets

           - Consolidated Statements of Operations

           - Consolidated Statements of Stockholders' Equity (Deficit)

           - Consolidated Statements of Cash Flow

           - Notes to Consolidated Financial Statements

           - Selected Financial Data

           - Management's Discussion and Analysis of Financial Condition and Results of Operation

           - Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

           - Quantitative and Qualitative Disclosure About Market Risk

                                      PROXY

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 12, 2000

                                   ETOYS INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder of eToys Inc., a Delaware corporation (the "Company"), hereby appoints Edward C. Lenk, Steven J. Schoch, and Peter M. Juzwiak, or any one of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m. Pacific Daylight Time on Tuesday, September 12, 2000, in the Arcadia B Room of The Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California 90401, or any adjournment or postponement thereof, with authority to vote upon the matters set forth on the reverse side of this Proxy Card.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED:

- "FOR" THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT.

- "FOR" THE APPROVAL OF THE ISSUANCE OF COMMON SHARES UPON CONVERSION OF THE COMPANY'S SERIES D CONVERTIBLE PREFERRED SHARES, AS DIVIDENDS THEREON, UPON EXERCISE OF THE RELATED WARRANTS, AND OTHERWISE IN ACCORDANCE WITH THE TERMS THEREOF.

- "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING MARCH 31, 2001.

-    AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Company's accompanying Proxy Statement and hereby revokes any proxy or proxies previously given with respect to such shares.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

---------------------------------------------
 - FOLD AND DETACH HERE -




YOUR VOTE IS IMPORTANT!

YOU CAN VOTE IN ONE OF THREE WAYS:

1.   Vote by Internet at our Internet Address: http://www.eproxy.com/etys

OR

2.   Call toll-free 1-800-840-1208 on a Touch-Tone Telephone.

 OR

3. By mail - by promptly returning your completed proxy card in the enclosed envelope.

If you wish to access future Annual Reports and Proxy Statements electronically via the Internet and no longer receive the printed materials, please provide your consent with your proxy vote.

Please mark your votes as indicated in this example

/X/



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

Item 1 - Election of five directors, each to hold office until his or her successor shall have been elected and qualified (which may consist of terms of up to three years as more fully described under Proposal I of the Proxy Statement).

NOMINEES:
01 Peter C.M. Hart
02 Tony A. Hung
03 Edward C. Lenk
04 Michael Moritz
05 Daniel J. Nova

FOR                                                     WITHHOLD AUTHORITY
the nominees listed (except as indicated below)         to vote for all nominees


/ /                                                                 / /

INSTRUCTION: To withhold authority to vote for any nominees write that nominee's name in this space.

Item 2 - Approval of the issuance of common shares upon conversion of the Company's Series D Convertible Preferred Shares, as dividends thereon, upon exercise of the related warrants, and otherwise in accordance with the terms thereof.

FOR                               AGAINST                      ABSTAIN

/ /                                / /                           / /

Item 3 - Ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the year ending March 31, 2001.

FOR                               AGAINST                      ABSTAIN

/ /                                / /                           / /

     All of the proposals set forth above are proposals of the Company. None of the proposals is related to or conditioned upon approval of any other proposal.

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

     By checking the box to the right, I consent to future access of the Annual Report, Proxy Statements, Prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, ChaseMellon Stockholder Services, L.L.C., Ridgefield Park, New Jersey 07660. I also understand that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

     Signature(s):_______________________________________Date:__________________
Please sign above exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).


---------------------------------------------
- FOLD AND DETACH HERE AND READ THE REVERSE SIDE -

[PHONE GRAPHIC] YOUR VOTE IS IMPORTANT [COMPUTER GRAPHIC]

YOU CAN VOTE IN ONE OF THE THREE WAYS:

VOTE BY INTERNET
24 HOURS A DAY, 7 DAYS A WEEK
Follow the instructions at our Internet Address: http://www.eproxy.com/etys. You will be asked to enter your 11-digit Control Number, which is located in the lower right hand corner of this form. Follow the recorded instructions.

OR

VOTE BY PHONE

HAVE YOUR PROXY CARD IN HAND.
Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day, 7 days a week. There is NO CHARGE to you for this call. You will be asked to enter your 11-digit Control Number, which is located in the lower right hand corner of this form. Follow the recorded instructions.

OR

VOTE BY PROXY CARD
Mark, sign and date your proxy card and return promptly in the enclosed envelope.

IF YOU WISH TO ACCESS FUTURE ANNUAL REPORTS AND PROXY STATEMENTS ELECTRONICALLY VIA THE INTERNET AND NO LONGER RECEIVE THE PRINTED MATERIALS, PLEASE PROVIDE YOUR CONSENT WITH YOUR PROXY VOTE.

NOTE: If you voted by Internet or telephone, THERE IS NO NEED TO MAIL BACK your proxy card.

THANK YOU FOR VOTING.